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                                                                    EXHIBIT 23.1

                             [LETTERHEAD OF KPMG]

The Board of Directors
Cineplex Odeon Corporation

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Information Circular/Prospectus.


/s/ KPMG
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Chartered Accountants
Toronto, Canada

February 12, 1998